Fourth Quarter 2007
Earnings Conference Call

Exhibit 2

Proxy Statement Disclosure

IMPORTANT INFORMATION

CSX Corporation plans to file with the SEC and furnish to its shareholders a Proxy Statement in connection with its
2008 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2008 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the
Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at
www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

CSX, its directors and named executive officers may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s Annual Report on Form 10-K for the year ended December 29,
2006 and its proxy statement dated March 30, 2007, each of which is on file with the SEC.  To the extent holdings of
CSX securities have changed since the amounts printed in the proxy statement, dated March 30, 2007, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC.

Forward-Looking Disclosure

This presentation and other statements by the company contain forward-looking statements within the meaning of the
Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” and similar expressions.
Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Executive Summary

Michael Ward

Chairman, President and

Chief Executive Officer

Fourth quarter overview . . .

Strong earnings growth,
despite fuel headwind

Safety and service at all-time
best levels and improving

Revenues increase on
strong service levels

Operating ratio improves on
continued price/productivity

Note: Comparable EPS exclude gains on insurance recoveries and Conrail property, and income tax benefits

Fourth Quarter

Earnings Per Share

Full year highlights . . .

Strong double-digit growth
drives record results

Surface Transportation:

Revenues exceed $10
billion for first time ever

Record operating income
of over $2.2 billion

Operating ratio below 78%
for first time in a decade

EPS from Continuing Operations

2006

2007

Note: Comparable EPS exclude gains on insurance recoveries and Conrail property, and income tax benefits

22%

Increase

14%

Increase

Operations Review

Tony Ingram

Executive Vice President

Chief Operating Officer

Leadership, discipline and execution

Safety results at historical best
and improving

Productivity gains driving the
operating ratio lower

Network performance and
service at all-time highs

Safety

Productivity

Service

Leadership

Discipline

Execution

Performance

Excellence

Helping lead one of the nation’s safest industries

Rolling 12-Month Averages

13 Week

Average

1.26

13 Week

Average

2.85

On-time performance at all-time highs

Rolling 12-Month Averages

13 Week

Average

81%

13 Week

Average

73%

Network efficiency provides strong service product

Rolling 12-Month Averages

13 Week

Average

21.2 mph

13 Week

Average

22.2 hrs

Customer satisfaction levels remain at high levels

Best results since inception of
third-party survey

Correlates to internal
operating measure gains

Strong service supports
pricing initiatives

Customer Satisfaction

Indexed: 2004 = 100

Operations wrap-up . . .

Taking safety performance to the next level

Service reliability delivering value for customers

Driving productivity to lower the operating ratio

Sales and Marketing Review

Clarence Gooden

Executive Vice President

Sales and Marketing

Revenues increased 8% to nearly $2.6 billion

Record quarterly Surface
Transportation revenues

Improved service enabling
revenue growth

Yield management continues
to offset softer volumes

Uninterrupted revenue growth
for nearly 6 years

Price continues to drive RPU growth

Note: ‘Same Store Sales’ price increases exclude impacts from fuel and mix

Merchandise revenue increases 7%

Yield management continues
to offset softer volumes

Continued softness in
housing/auto related markets

Strength in agriculture,
phosphates, and chemicals

2006

Change

2007

RPU

$ 1,736

$ 195

$ 1,931

Volume

(thousands)

675

(25)

650

Revenue

(millions)

$ 1,172

$    83

$ 1,255

Coal revenue increases 13%

Export strength offsets
decline in utility market

Tons shipped up nearly 1%
on flat carload volume

Overall pricing environment
remains favorable

2006

Change

2007

RPU

$ 1,282

$ 174

$ 1,456

Volume

(thousands)

471

(2)

469

Revenue

(millions)

$    604

$   79

$    683

Automotive revenue increases over 2%

Softer economy and tight
credit impacting auto sales

Big-3 production decline
drove CSX volumes

2006

Change

2007

RPU

$ 1,875

$ 97

$ 1,972

Volume

(thousands)

112

(3)

109

Revenue

(millions)

$    210

$   5

$    215

Intermodal revenue is flat on lower volumes

Revenue was flat as yields
and mix offset volume losses

International down on slowing
imports/customer losses

Domestic traffic improved on
new services/new terminal

2006

Change

2007

RPU

$ 649

$ 23

$ 672

Volume

(thousands)

552

(19)

533

Revenue

(millions)

$ 358

$ 0

$ 358

Intermodal reports record fourth quarter profit

Bottom line focus drove
record fourth quarter results

Cost control driven by greater
efficiency and productivity

Operating ratio improved 2.5
points to 78.5%

First quarter revenue outlook is positive

Favorable

Neutral

Unfavorable

Agricultural Products

Chemicals

Coal, Coke & Iron Ore

Metals

Phosphate & Fertilizer

Automotive

Emerging Markets

Intermodal

Food & Consumer

Forest Products

Financial Results

Oscar Munoz

Executive Vice President

Chief Financial Officer

Strong fourth quarter results . . .

$  0.11

$   0.75

$   0.86

Earnings Per Share

$     18

$    347

$    365

Net Income

)

)

102

14

(16

(82

507

62

99

123

609

76

115

205

Consolidated Operating Income

Other Income (net)

Interest Expense

Income Taxes

)

104

(2

505

2

609

-

Surface Transportation Operating Income

Other Operating Income

)

$   181

(77

$ 2,396

1,891

$ 2,577

1,968

Revenue

Expense

Variance

2006

2007

Dollars in Millions, Except EPS

Fourth Quarter Results

Comparable operating income increases 26%

$    123

$  478

$  601

Comparable Operating Income

$    104

19

)

$  505

(27

)

$  609

(8

Surface Transportation Operating Income

Less Gain on Insurance Recoveries

$ 0.28

$ 0.57

$ 0.85

Comparable Earnings Per Share

$ 0.11

0.03

0.06

0.08

)

)

)

$ 0.75

(0.04

(0.06

(0.08

)

$ 0.86

(0.01

-

-

Earnings Per Share

Less Gain on Insurance Recoveries

Less Gain on Conrail Property After-tax

Less Income Tax Benefits

Variance

2006

2007

Dollars in Millions, Except EPS

Fourth Quarter Results

Key fourth quarter operating income drivers . . .

Improving safety performance lowers reserve requirements

Revenue strength and cost control overcome impact of fuel headwind

Note: Exclude gains from insurance recoveries in 2006 and 2007

Expenses up 3% overall; down 2% excluding fuel

Note: Results exclude gains from insurance recoveries

Fuel price more than offsets efficiency and volume

$ 357

2007 Fuel Expense

)

)

104

(9

(9

Increase in Price

Change in Volume/Mix

Fuel Efficiency

$ 271

2006 Fuel Expense

Fourth Quarter

Fuel Analysis in Millions

Labor and Fringe increased 1%

Fourth Quarter

Labor and Fringe in Millions

2006 Labor and Fringe                $ 753

Year-over-year change                      6

2007 Labor and Fringe                $ 759

Wage and benefit inflation
totaled $22 million

Rightsizing resources drove
3% lower headcount

Note: Headcount reflects the company’s Surface Transportation businesses

MS&O declines on lower personal injuries

Fourth Quarter

MS&O in Millions

2006 MS&O                               $ 496

Year-over-year change                  (29)

2007 MS&O                               $ 467

Sustained improvements in
safety lower net reserves

Partially offset by inflation
and derailment costs

48%

Improvement

Rents decline on volume and productivity

$ 110

2007 Rent Expense

)

)

3

(10

(4

Inflation

Volume/Mix/Other

Equipment Utilization

$ 121

2006 Rent Expense

Fourth Quarter

Rents Analysis in Millions

Note:  Reflects equipment utilization in the carload network on freight cars where CSX incurs rent

Other expenses increase 2%

Higher capital base increased
depreciation expense

Partially offset by lower rates
from asset life studies

Increased trucking expenses
driving inland transportation

Price and productivity driving operating ratio lower

Note: Exclude gains from insurance recoveries in 2006 and 2007

Full-year results reflect strong double-digit growth

14%

Increase

22%

Increase

Note: Exclude management restructuring, gains on insurance recoveries and Conrail property, and income tax benefits

Full-year Free Cash Flow . . .

Generated $145 million in 2007

Consistent with $100+ million target outlined at
September Investor Conference

Stronger earnings and cash flows supported:

Locomotive capital investment

Pension contribution

Dividend increases

Cash flows and capital structure support buyback

Note:  Approximately $2.1 billion of the $2.6 billion has been repurchased under the current $3.0 billion program

$2,639

Double-digit growth targeted off record 2007 base

$800M – $1B
in 2010

Free Cash Flow
Before Dividends

Mid-low 70’s
by 2010

Operating Ratio

15% – 17%

CAGR

Earnings Per Share

10% – 12%

CAGR

Operating Income

2008 – 2010

Guidance

Concluding Remarks

Michael Ward

Chairman, President and

Chief Executive Officer

Looking forward . . .

Delivering superior long-term value for shareholders

Leveraging the growing secular strength of the industry

Driving greater cost efficiency through productivity

Capitalizing on growth potential with key investments

Building on momentum to produce record 2008 results

Relentless Pursuit of Excellence

Fourth Quarter 2007
Earnings Conference Call